EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the inclusion, in this Form 10-K, of our report, dated January 31, 2025, with respect to our audit on the consolidated financial statements of Integrum Group LLC, for the year ended December 31, 2023.

/s/ Farber Hass Hurley LLP

Camarillo, California

April 15, 2025